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                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Commission

      Date of Report (Date of earliest event reported):  February 19, 2002

                               CYTYC CORPORATION
             (Exact name of Registrant as specified in its charter)

                        85 Swanson Road, Boxborough, MA
                    (Address of principal executive offices)

                                     01719
                                   (Zip Code)

                                 (978) 263-8000
               Registrant's telephone number, including area code

       Delaware                     0-27558                02-0407755
State or other jurisdiction of    (Commission  (IRS Employer Identification No.)
     Incorporation                File Number)
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Item 5.  Other Events.

     On February 19, 2002, Cytyc Corporation, a Delaware corporation ("Cytyc"), issued a joint press release announcing that it had entered into an Agreement and Plan of Merger, dated as of February 19, 2002 (the "Merger Agreement"), with Digene Corporation, a Delaware corporation ("Digene"), and Cruiser, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Cytyc. In connection with the execution of the Merger Agreement, Cytyc also entered into a Stockholders Agreement with Merger Sub and executive officers, directors and certain principal stockholders of Digene and a Transaction Option Agreement with Digene. Each of the Merger Agreement, Stockholders Agreement and Transaction Option Agreement are filed herewith as Exhibits 2.1, 99.1 and 99.2, respectively.

     On February 19, 2002, Cytyc issued a corrected press release regarding the signing of the Merger Agreement, a copy of which is filed herewith as Exhibit 99.3.

Item 7.  Financial Statements and Exhibits.

   (c)  Exhibits.

   Exhibit 2.1 Agreement and Plan of Merger, dated February 19, 2002, by and among Cytyc Corporation, Digene Corporation and Cruiser, Inc.

   Exhibit 99.1 Stockholders Agreement, dated February 19, 2002, by and among Cytyc Corporation, Cruiser, Inc. and executive officers, directors and certain stockholders of Digene Corporation.

   Exhibit 99.2 Transaction Option Agreement, dated February 19, 2002, by and between Cytyc Corporation and Digene Corporation.

   Exhibit 99.3   Joint Press Release, dated February 19, 2002, as corrected.

                                       2
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                                   SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CYTYC CORPORATION

Date: February 19, 2002        By: /s/ Patrick J. Sullivan
                                   -----------------------
                                   Patrick J. Sullivan
                                   Vice Chairman, Chairman-elect and
                                   Chief Executive Officer
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                                 EXHIBIT INDEX


Exhibit No.                               Description
-----------                               -----------

Exhibit 2.1 Agreement and Plan of Merger, dated February 19, 2002, by and among Cytyc Corporation, Digene Corporation, and Cruiser, Inc.

Exhibit 99.1 Stockholders Agreement, dated February 19, 2002, by and among Cytyc Corporation, Cruiser, Inc. and executive officers, directors and certain stockholders of Digene Corporation.

Exhibit 99.2 Transaction Option Agreement, dated February 19, 2002, by and between Cytyc Corporation and Digene Corporation.

Exhibit 99.3   Joint Press Release, dated February 19, 2002, as corrected.